UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2014

NTELOS HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1154 Shenandoah Village Drive, Waynesboro, Virginia 22980
(Address of Principal Executive Offices) (Zip Code)
(540) 946-3500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On October 28, 2014, the Board of Directors (the “Board”) of NTELOS Holdings Corp. (the “Company”), upon a recommendation of the Nominating and Governance Committee, elected Ms. Ruth Sommers to the Board, effective as of such date. Ms. Sommers has been appointed to serve on the Compensation Committee of the Board of Directors.

Ms. Sommers, age 52, has served as the Chief Operating Officer of David Yurman Enterprises LLC, a privately-held American designer jewelry company, since August 2012. From 2009 to 2013, she was the owner and founder of Noi Solutions LLC, a consulting and full-service agent services firm. From 2008 to 2009, she served as Chief Sourcing and Production Officer of American Eagle Outfitters, Inc., a global specialty retailer of clothing, accessories and personal care products.

Ms. Sommers does not have any relationship with the Company that would require disclosure pursuant to Item 404(a) of SEC Regulation S-K. Ms. Sommers does not have any direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.
Date: October 30, 2014

NTELOS HOLDINGS CORP.

By:	/s/ Brian J. O’Neil
Brian J. O’Neil
Executive Vice President, General
Counsel and Secretary

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